                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                           -----------------------

Date of Report (Date of earliest event reported): May 4, 1995

                     UNION TEXAS PETROLEUM HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                        1-9019                       76-0040040
(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


                1330 Post Oak Boulevard, Houston, Texas 77056
             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code (713) 623-6544

Item 5.  Other Events

        Colville Delta. Union Texas Petroleum Holdings, Inc. (the "Company") reports that the 1995 winter drilling has been finished at the Alpine #1 and Fiord #3 exploratory wells on the Western Colville High on Alaska's North Slope, in which the Company has a 22% working interest. ARCO Alaska, Inc., the operator, drilled two sidetracks at Alpine #1 and one sidetrack at Fiord #3. The Fiord #3 and Alpine #1 wells are located approximately 20-25 miles west of the Kuparuk River oil field.

        The Company believes that geologically recoverable oil reserves have been identified by well penetrations in this area and that based on the results of the 1995 winter drilling season, additional reserves could be found by future drilling on its leasehold, which it believes holds strong potential.
The Company would expect further delineation drilling and engineering studies to be conducted before commercial development would be possible.

        ARCO participated as operator in the 1995 drilling with Union Texas Petroleum Alaska Corporation, a subsidiary of the Company, and Anadarko Petroleum Corporation. ARCO has a 56% working interest. Anardarko holds the remaining 22% working interest.

                                  Signature



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              UNION TEXAS PETROLEUM
                                                HOLDINGS, INC.


                                              By:  /s/  NEWTON W. WILSON, III
                                                 -----------------------------
                                                 Newton W. Wilson, III
                                                 General Counsel, Vice President
                                                 Administration and Secretary



Date:  May 4, 1995